Registration No. _______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           _________________________


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SEMOTUS SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)

             Nevada                                              36-3574355
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(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

      718 University Ave., Suite 202
              Los Gatos, CA                                        95032
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(Address of principal executive offices)                         (ZIP Code)

                             SEMOTUS SOLUTIONS, INC.
                             2005 STOCK OPTION PLAN
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                            (Full title of the plan)

           Anthony N. LaPine                                 Copy to:
        Chief Executive Officer
        Semotus Solutions, Inc.                         Cathy Gawne, Esq.
    718 University Ave., Suite 202                   Silicon Valley Law Group
          Los Gatos, CA 95032                             25 Metro Drive
         --------------------                               Suite 600
(Name and address of agent for service)                 San Jose, CA 95110
                                                      Phone: (408) 573-5700
              408-399-6120                             Fax: (408) 573-5701
              ------------
  (Telephone number, including area code
         of agent for service)
                           _________________________

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

                         CALCULATION OF REGISTRATION FEE

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                                                       Proposed Maximum         Proposed Maximum
  Title of Securities             Amount to be          Offering Price             Aggregate                   Amount of
    to be Registered               Registered             Per Share             Offering Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par            3,000,000 (1)            $0.19 (2)              $570,000(2)                 $60.99 (2)
value per share
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(1)     This Registration Statement also covers any additional shares of Common Stock which become issuable under the Semotus
        Solutions, Inc. 2005 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Semotus Solutions, Inc. (the "Registrant")
        which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)     For the purpose of computing the registration fee, the Registrant has used $0.19 as the average of the high and low prices of the Common Stock as reported on June 9, 2006 on the American Stock Exchange for the offering price per share, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The actual offering price will be determined in accordance with the terms of the Plan.

==================================================================================================================================

                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2005.

(b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, September 30, and December 31, 2005.

(c) The Registrant's Current Reports on Form 8-K, including any amendments thereto, filed on June 20, 2005, June 27, 2005, September 6, 2005, November 17, 2005, December 19, 2005, January 17, 2006, May 9, 2006 and May 22, 2006.

(d) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to Section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.    Description of Securities.
           -------------------------

Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

Not applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------
     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) Subsection (1) of Section 78.7502 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable pursuant to NRS 78.138, or acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

         Subsection (2) of Section 78.7502 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable pursuant to NRS 78.138, or acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

         Subsection 78.7502(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     (b) Article VII of our Articles of Incorporation provides that we are authorized to indemnify directors, officers, employees and agents to the full extent allowed for under the Nevada Business Corporation Act.

     (c) Article XI of our Articles of Incorporation provides that no director, officer or stockholder of Semotus Solutions shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments or distributions in violation of Nevada law.

    (d) Semotus' directors and officers are covered by insurance maintained by Semotus against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons that control the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7.    Exemption from Registration Claimed.
           -----------------------------------

Not applicable.

Item 8.    Exhibits.
           --------

EXHIBIT       DESCRIPTION                                                       LOCATION
-------       -----------                                                       --------
NUMBER
------
4.1           Semotus Solutions, Inc. 2005 Stock Option Plan                    Incorporated by reference to
                                                                                Attachment A to Registrant's
                                                                                Proxy Statement dated July 27,
                                                                                2005.

5.1           Opinion of Silicon Valley Law Group regarding                     Filed electronically herewith.
              the legality of the securities being registered.

23.1          Consent of L.L. Bradford & Company, LLC                           Filed electronically herewith.

23.2          Consent of Silicon Valley Law Group (contained in Exhibit 5.1).   Filed electronically herewith.

24.1          Power of Attorney (contained in the signature page hereof).       Filed electronically herewith.

Item 9.    Undertakings.
           ------------

1.    The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(a)(i) and
(1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on June 13, 2006.

SEMOTUS SOLUTIONS, INC.

BY  /s/ Anthony N. LaPine
    ---------------------------------------
Anthony N. LaPine, Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony N. LaPine and Charles K. Dargan, II, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       SIGNATURES                           TITLE                                   DATE
       ----------                           -----                                   ----

/s/ Anthony N. LaPine            Chief Executive Officer and                    June 13, 2006
------------------------------   Chairman of the Board
Anthony N. LaPine



/s/ Charles K. Dargan, II        Chief Financial Officer (Principal             June 13, 2006
------------------------------   Financial Officer and Principal
Charles K. Dargan, II            Accounting Officer)



/s/ Robert Lanz                  Director                                       June 13, 2006
------------------------------
Robert Lanz



/s/ Mark Williams                Director                                       June 13, 2006
------------------------------
Mark Williams



/s/ Laurence Murray              Director                                       June 13, 2006
------------------------------
Laurence Murray

                             SEMOTUS SOLUTIONS, INC.
                       (COMMISSION FILE NO. _____________)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT       DESCRIPTION                                                       LOCATION
-------       -----------                                                       --------
NUMBER
------
4.1           Semotus Solutions, Inc. 2005 Stock Option Plan                    Incorporated by reference to
                                                                                Attachment A to Registrant's
                                                                                Proxy Statement dated July 27,
                                                                                2005.

5.1           Opinion of Silicon Valley Law Group regarding                     Filed electronically herewith.
              the legality of the securities being registered.

23.1          Consent of L.L. Bradford & Company, LLC                           Filed electronically herewith.

23.2          Consent of Silicon Valley Law Group (contained in Exhibit 5.1).   Filed electronically herewith.

24.1          Power of Attorney (contained in the signature page hereof).       Filed electronically herewith.